Exhibit 10.2

FIRST AMENDMENT TO

HEAD LEASE AGREEMENT BETWEEN

THE SENECA NATION OF INDIANS

AND

SENECA TERRITORY GAMING CORPORATION

THIS FIRST AMENDMENT TO HEAD LEASE AGREEMENT (this “Amendment”) is made by and between THE SENECA NATION OF INDIANS (the “Landlord”) and SENECA TERRITORY GAMING CORPORATION (“Tenant”) as of the 1st day of October, 2007 (the “Effective Date”).

WHEREAS, Landlord and Tenant are parties to that certain Head Lease Agreement dated February 28, 2007, and effective May 1, 2004 (the “Head Lease Agreement”), pursuant to which Tenant leases from Landlord land on Landlord’s Allegany Territory for use as the site for the Seneca Allegany Casino and Hotel; and

WHEREAS, the parties desire to amend the Head Lease Agreement to modify the Annual Rent described therein, in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      The foregoing recitals are restated and incorporated herein by reference and made a part hereof as though fully set forth herein.

2.                                      Section 2.01(a) of the Head Lease Agreement is hereby deleted in its entirety and replaced with the following:

(a)          Rent.  Commencing as of October 1, 2007, Tenant shall pay directly to the Landlord, or Landlord’s representative if Tenant is so notified, annual rent (“Annual Rent”) in the amount of Twenty Million Three Hundred Thousand Dollars ($20,300,000.00) in equal monthly installments of One Million Six Hundred Ninety-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($1,691,666.67) in advance on the first day of each calendar month.  The Annual Rent may increase upon agreement of the parties, provided that no increase in Annual Rent hereunder may contravene, or constitute a default under, any agreement, indenture, instrument or other commitment legally binding upon Landlord and/or Tenant, or to which the Premises are subject (“Commitments”).  Any proposed increase to the prior year’s Annual Rent shall be jointly reviewed by Landlord and Tenant for consistency with then-applicable Commitments, with any such increase to be confirmed by the parties in writing prior to its effectiveness.  The delay or failure of either party in computing the Annual Rent increase or executing a written statement of confirmation of such Annual Rent increase will not impair the continuing obligation of Tenant to pay Annual Rent.  All amounts payable by Tenant pursuant to this Lease Agreement, including, without limiting the foregoing, Annual Rent, and any other sums, costs, expenses or deposits that Tenant in any of the provisions of this Lease Agreement assumes or agrees to pay and/or deposit, shall constitute “Rent” under this Lease.

3.                                      Capitalized terms not otherwise defined herein are defined in the Head Lease Agreement.  Except as amended by this Amendment, all other terms and conditions of Head Lease the Agreement are hereby ratified and confirmed in all respects.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but both of which when taken together shall constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each party and delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

SENECA NATION OF INDIANS

By:	/s/ Maurice A. John, Sr.
Name:	Maurice A. John, Sr.
Title:	President

SENECA TERRITORY GAMING
CORPORATION

By:	/s/ E. Brian Hansberry
Name:	E. Brian Hansberry
Title:	President and CEO

[Signature Page to First Amendment to Head Lease Agreement]